Exhibit 99.1

Arbinet Announces First Quarter 2009 Financial Results

NEW BRUNSWICK, N.J., May 7, 2009 - Arbinet-thexchange, Inc. (NasdaqGM: ARBX), a leading provider of innovative voice and IP solutions for buying and selling telecommunications capacity, today reported financial results for the first quarter ended March 31, 2009.

First quarter 2009 fee revenues were $9.2 million, an 11% decrease from the fourth quarter 2008 and a 27% decrease from the first quarter 2008.  A total of 2.66 billion minutes were bought and sold on Arbinet’s platform in the first quarter 2009, compared to 3.49 billion minutes in the first quarter 2008.  Arbinet completed 288.9 million calls during the first quarter 2009, compared to 452.8 million calls in the first quarter 2008.

The Company’s net loss from continuing operations in the first quarter was ($2.5) million or ($0.11) per diluted share, compared to net income from continuing operations of $0.2 million or $0.01 per diluted share in the first quarter 2008.

In commenting on the Company’s first quarter results, Shawn O’Donnell, President and Chief Executive Officer of Arbinet stated, “During the quarter we continued our efforts to drive the company forward to profitable growth by refocusing on our core voice and data business, while restructuring the organization to more closely manage our costs.  Despite the challenging economic environment, we are pleased with the progress we have made to refocus the business.  We believe the actions we have taken, including improving quality and increasing call duration on the exchange along with enhancing our sales force to better support our customer base, will position the Company for improved profitability in the future.”

Quarterly Conference Call

Arbinet will host a conference call to discuss its first quarter 2009 results at 5:00 p.m. Eastern Time today.

The dial-in number for the live audio call beginning at 5:00 p.m. Eastern Time is 888-562-3654 or 973-582-2703 for international callers; the passcode is 97725325.  A live web cast of the conference call will be available on Arbinet's web site at http://www.arbinet.com.

A replay of the call will be available from 8:00 p.m. Eastern Time on Thursday, May 7, 2009 through midnight on May 14, 2009 at http://www.arbinet.com and by telephone at 800-642-1687, or 706-645-9291 for international callers; the passcode is 97725325.

About Arbinet
Arbinet is a leading provider of innovative voice and IP solutions empowering communications companies to create the most efficient and valuable global interconnections.  Arbinet offers the greatest flexibility in global scale, platform intelligence, and managed solutions to achieve commercial efficiency and interconnection simplicity.

Arbinet manages business relationships, back office operations and call routing for Members who route through Arbinet approximately 2% of the world’s international voice traffic to over 1,300 destinations worldwide.  Arbinet Members include fixed line, mobile, wholesale and VoIP carriers as well as calling card, ISPs, ASPs and content providers around the world who buy and sell voice and IP telecommunications capacity. For more information about Arbinet’s solutions, visit www.arbinet.com.

Forward-Looking Statements
This press release contains forward-looking statements regarding anticipated future revenues, growth, capital expenditures, management’s future expansion plans, expected product and service developments or enhancements, and future operating results. Such forward-looking statements may be identified by, among other things, the use of forward-looking terminology such as: "believes," "expects," "may," "will," "should" or "anticipates," or the negative thereof or other variations thereon or comparable terminology, or by discussions of strategy that involve risks and uncertainties. Various important risks and uncertainties may cause Arbinet’s actual results to differ materially from the results indicated by these forward-looking statements, including, without limitation: members (in particular, significant trading members) not trading on our exchange or utilizing our new and additional services (including DirectAxcessSM, PrivateExchangeSM, AssuredAxcessSM and PeeringSolutionsSM); continued volatility in the volume and mix of trading activity; our uncertain and long member enrollment cycle; the failure to manage our credit risk; failure to manage our growth; pricing pressure; investment in our management team and investments in our personnel; regulatory uncertainty; system failures, human error and security breaches that could cause Arbinet to lose members and expose it to liability; Arbinet’s ability to obtain and enforce patent protection for our methods and technologies; losses in efficiency due to cost cutting and restructuring initiatives; decreased trading volumes due to our efforts to increase call quality on the exchange; economic conditions and volatility of financial markets, and the impact they may have on Arbinet and its customers; and disruption or uncertainty resulting from recent changes in senior management.  For a further list and description of the risks and uncertainties the Company faces, please refer to Part I, Item 1A of the Company’s Annual Report on Form 10-K, filed with the Securities and Exchange Commission on March 16, 2009, and other filings that have been filed with the Securities and Exchange Commission. Arbinet assumes no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise and such statements are current only as of the date they are made.

Contacts:

Jack Wynne, CFO
Arbinet-thexchange, Inc.
732-509-9230

Andrea Priest / Andi Salas
Joele Frank, Wilkinson Brimmer Katcher
212-355-4449

ARBINET - THEXCHANGE, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended March 31,
	2008	2009
	($ in thousands, except per share data)

Trading revenues	$112,442	$77,853
Fee revenues	12,730	9,247
Total revenues	125,172	87,100

Cost of trading revenues	112,470	78,088
Indirect cost of trading and fee revenues	5,253	4,890
Total cost of trading and fee revenues	117,723	82,978

Gross Profit	7,449	4,122
Cost and expenses:
Sales and marketing	2,211	1,817
General and administrative	3,386	2,598
Depreciation and amortization	1,830	1,791
Total costs and expenses	7,427	6,206
Income (loss) from operations	22	(2,084)
Interest income	418	60
Interest expense	(166)	(151)
Foreign currency exchange loss	(27)	(383)
Other income (expense), net	56	110
Income (loss) from continuing operations before income taxes	303	(2,448)
Provision for income taxes	81	39
Income (loss) from continuing operations	222	(2,487)
Discontinued operations:
Loss from discontinued operations	(672)	-
Net loss	$(450)	$(2,487)
Basic net income (loss) per share:
Continuing operations	$0.01	$(0.11)
Discontinued operations	$(0.03)	$-
Net loss	$(0.02)	$(0.11)
Diluted net income (loss) per share:
Continuing operations	$0.01	$(0.11)
Discontinued operations	$(0.03)	$-
Net loss	$(0.02)	$(0.11)
Dividends declared per common share	$0.40	$-
Weighted average shares used in computing basic net income (loss) per share	24,918,630	22,040,824
Weighted average shares used in computing diluted net income (loss) per share	25,461,557	22,040,824
Other comprehensive loss:
Net loss	(450)	(2,487)
Cumulative unrealized gain in available-for-sale securities	13	8
Foreign currency translation adjustment	11	(241)
Comprehensive loss	$(426)	$(2,720)

ARBINET - THEXCHANGE, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(Unaudited)

	December 31,	March 31,
	2008	2009
	($ in thousands ,except per share data)
ASSETS
Current Assets:
Cash and cash equivalents	$16,224	$17,830
Marketable securities	7,926	5,070
Trade accounts receivable (net of allowance of $2,071 and $2,446 at December 31, 2008 and March 31, 2009, respectively)	28,176	24,261
Prepaids and other current assets	3,476	3,104
Total current assets	55,802	50,265
Property and equipment, net	20,868	19,961
Security deposits	2,130	2,130
Intangible assets, net	163	153
Other assets	395	371
Total Assets	79,358	72,880

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
Due to Silicon Valley Bank	$371	$427
Accounts payable	12,924	10,773
Deferred revenue	2,770	1,922
Accrued and other current liabilities	7,552	6,760
Current liabilities of discontinued operations	473	241
Total current liabilities	24,090	20,123
Long-term debt	3,600	3,600
Deferred rent	1,862	1,985
Other long-term liabilities	61	63
Total liabilities	29,613	25,771
Commitments and Contingencies	—	—
Stockholders' Equity:
Preferred Stock, 5,000,000 shares authorized	—	—
Common Stock, $0.001 par value, 60,000,000 shares authorized, 26,538,245 and 26,666,463 shares issued and outstanding, respectively	27	27
Additional paid-in-capital	173,867	174,412
Treasury stock, 3,988,819 and 4,534,331 shares, respectively	(15,852)	(16,779)
Accumulated other comprehensive loss	3,576	3,809
Accumulated deficit	(111,873)	(114,360)
Total Stockholders' Equity	49,745	47,109
Total Liabilities and Stockholders' Equity	79,358	72,880